                                                                EXHIBIT 10.51

                                      LEASE


                                 by and between

                            HBR REALTY COMPANY, INC.,
                              a Nevada corporation,

                                  as Landlord,


                                       and


              IOWA WEST RACING ASSOCIATION, NONPROFIT CORPORATION,
                         an Iowa nonprofit corporation,

                                   as Tenant,


                                       for


                              the Bluffs Run Casino
                                   located at
                                2701 23rd Street
                              Council Bluffs, Iowa

                             Dated: October 5, 1999

                                      LEASE

     This Lease (this "LEASE"), dated for reference purposes only as of October 5, 1999, is made by and between HBR REALTY COMPANY, INC., a Nevada corporation ("LANDLORD"), and IOWA WEST RACING ASSOCIATION, NONPROFIT CORPORATION, an Iowa nonprofit corporation ("TENANT"). Landlord and Tenant are sometimes collectively referred to herein as the "PARTIES" and individually as a "PARTY."

                                R E C I T A L S :

     A. Landlord owns the real property more particularly described on EXHIBIT "A" hereof (the "LAND"). Located on the Land are certain improvements (the "IMPROVEMENTS") containing, among other things, a dog racing track and casino, commonly known as "Bluffs Run Casino." The Improvements, together with all other improvements and fixtures now or hereafter located on the Land, including, without limitation all of the following, are hereinafter referred to as the "GAMING FACILITY": fixtures, apparatus, equipment, facilities and appliances used in connection with the operation or occupancy of the Land (such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal, recreation or other services thereto), electrical lighting systems, electrical systems, electrical distribution systems (power panels, buss ducting, conduits, disconnects, lighting fixtures), telephone systems and all the appurtenances thereto (including all equipment, instruments, receivers, lines, wiring systems, jacks, hook-ups and connections), space heaters, air conditioning equipment, air lines, carpets, window coverings, wall coverings, plumbing, plumbing fixtures, plumbing systems, boilers, pressured or unpressured fire vessels, fire sprinklers, standpipe and hose, fire extinguishing systems (including fire alarm and smoke detection systems and equipment), fire hydrants and signs.

     B. All personal property, furniture, furnishings and equipment owned or leased by Landlord and located at the Gaming Facility and used in connection with the Gaming Facility are collectively referred to herein as the "PERSONAL PROPERTY". The Personal Property includes, without limitation, supplies, computer equipment, service equipment, kitchen equipment, decorations, china, glassware, linens, silverware, kitchen and bar small goods, paper goods, printing, stationary and uniforms, fixtures, appliances, fittings, vehicles and inventories, EXCEPTING, the gaming equipment (collectively, the "GAMING EQUIPMENT") described on EXHIBIT "B" attached hereto, which is owned by Tenant.

     C. All contracts, to which Landlord is a party which relate to the operation of the Gaming Facility are collectively referred to herein as the "SERVICE CONTRACTS." The Service Contracts include, without limitation, supply contracts, utility contracts, water and sewer service contracts of any nature, repair, service or maintenance contracts, management contracts, janitorial contracts, elevator contracts, landscaping contracts, pest control and supply contracts, insurance policies and all other contracts or documents of any nature relating to or affecting the Gaming Facility and the Personal Property, each as amended from time to time.

     D. All intangible property owned, leased or licensed by Landlord and used in connection with the Gaming Facility or the Personal Property is collectively referred to herein as the "INTANGIBLE PROPERTY." The Intangible Property includes, without limitation: (a) all contract rights (including, without limitation, the Service Contracts), current accounts receivable (as determined in accordance with generally accepted accounting principles), books, records, reports, operating and training manuals, test results, environmental assessments, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, mainte nance, repair, construction or fabrication of all or any portion of the Gaming Facility and/or the Personal Property; (b) all rights, if any, in and to the trademarks, tradenames, patents, and trade secrets; (c) all computer software used in the operation and maintenance of all activities conducted on the Property (collectively, the "SOFTWARE"); (d) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting any portion of the Gaming Facility; (e) all transferable guarantees, warranties and utility contracts relating to all or any portion of the Gaming Facility; (f) all human resources files and records and all other records relating to any employees of Landlord; and (g) goodwill, all customer lists and player lists, mailing lists, casino files, copies of accounting records and copies of financial statements.

     E. Landlord and Tenant expressly acknowledge and reaffirm Tenant's obligation and Landlord's commitment made to the Iowa Racing & Gaming Commission (the "GAMING COMMISSION") at their September 23, 1999 meeting, whereby Tenant will submit a plan to spend up to $150,000.00 in capital improvements to resolve the minors entry issue and submit a plan therefor to the Gaming Commission on or before September 23, 2000.

     Landlord and Tenant hereby agree as follows:

     1. LEASE. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon all of the terms, covenants and conditions set forth in this Lease, the Gaming Facility, the Personal Property, the Service Contracts and the Intangible Property (collectively, the "PREMISES").

     2. USE. Tenant shall occupy the Gaming Facility upon the commencement of the "Initial Term" (as hereinafter defined) and thereafter shall continuously use, or cause to be used, the Gaming Facility for a pari-mutuel dog racetrack and casino, including all activities incident thereto. Tenant shall cause the Gaming Facility to be open twenty-four hours a day, seven days a week, subject to force majeure. Subject to licensing requirements of the State of Iowa, Landlord may in its sole discretion, at any time, change, alter, or amend the name of the Gaming Facility.

     3. TERM. The initial term of this Lease (the "INITIAL TERM") shall be for twenty-five (25) years, commencing on October 5, 1999 ("COMMENCEMENT DATE") and expiring on the twenty-fifth (25th) anniversary of the Commencement Date. Following the Initial Term, this Lease shall automatically renew for successive twenty-five (25) year terms on the same terms and conditions, unless and until Landlord gives Tenant thirty (30) days prior written notice of its intent to terminate this Lease. The Initial Term and all renewal terms of this Lease are collectively referred to herein as the "TERM." Notwithstanding the foregoing, if the Management Agreement, dated as of the date hereof ("MANAGEMENT AGREEMENT"), by and between Harveys BR Management Company, a Nevada corporation ("MANAGER"), and Tenant terminates, expires or is declared invalid pursuant to a final order by a court or other governmental authority with competent jurisdiction over the Management Agreement and/or this Lease after the parties have each used commercially reasonable efforts to take any and all actions necessary to keep the Management Agreement and/or this Lease in force and effect, the Management Agreement and/or this Lease shall automatically terminate and the parties shall negotiate in good faith and enter into a replacement Management Agreement and/or Lease to replace such terminated, expired or invalid Management Agreement and/or Lease. The parties hereby agree that, notwithstanding the foregoing sentence, Tenant shall not be obligated to incur any significant financial liability or obligation as a result of its commercially reasonable efforts and actions to keep the Management Agreement and/or the Lease in force and effect.

          3.1  HOLDING OVER.

               3.1.1 If Tenant holds possession of all or any part of the Premises after the expiration of the Term of this Lease or the earlier termination of the Term, Tenant shall become a tenant from month-to-month, and Tenant shall continue to pay Rent (as defined below) in the amount payable upon at the expiration of the Term or upon the earlier termination of this Lease and all other provisions, representations, covenants and agreements contained herein shall remain in full force and effect.

               3.1.2 Acceptance by Landlord of Rent after the Expiration Date or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

               3.1.3 The foregoing provisions of this Section 3 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

     4. RENT. Tenant shall, as rent for the Premises and in consideration for Landlord entering into this Lease, pay to Landlord "Rent" (as defined below), weekly and in arrears, commencing on the first (1st) day of the second full week of the Initial Term. "RENT" shall be in an amount equal to twenty percent (20%) of the "CASH FLOW" (as defined below) of the Premises;
provided, that until the fifth (5th) business day following the date that the results of the "Referendum" (as defined in that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August 31, 1999 (the "PURCHASE AGREEMENT"), by and between Landlord and Tenant) are certified to the County Auditor of Pottawattamie County, Iowa (the "REFERENDUM PAYMENT DATE"), Tenant shall be permitted to retain $1,350,000.00 ("TENANT'S RETAINED AMOUNT") of Cash Flow every six months. Until the occurrence of the Referendum Payment Date, Tenant's Retained Amount shall be deducted from the first weekly Rent payment due on the sixth (6th) month anniversary of the date of this Lease and on every six (6) month anniversary thereafter. If any weekly Rent payment retained by Tenant is less than Tenant's Retained Amount, subsequent weekly Rent payments (or any portion thereof) shall continue to be retained by Tenant until Tenant has retained the full Tenant's Retained Amount for such six (6) month period. In the event the Referendum Payment Date occurs before the end of any such six (6) month anniversary period, Tenant's Retained Amount for such period shall be prorated and shall be payable within five (5) days of the Referendum Payment Date. Except as provided herein, all Rent shall be payable by Tenant to Landlord without demand, offset, deduction or reduction of any sort whatsoever. Rent shall be paid directly to Landlord by Manager. Provided Tenant has not taken any action (or inaction) which would wrongfully hinder, prevent or frustrate Manager's ability to pay any Rent or otherwise perform its duties under the Management Agreement, Tenant shall not have any liability for any Rent should Manager fail to pay such Rent, with Landlord's only remedy in the event of such default being termination of this Lease unless the failure to pay Rent by Manager is due to the willful and fraudulent act (including, without limitation, Tenant's action to prevent or hinder Manager's access to funds in the "Operating Account" (as defined in the Management Agreement)) or the misappropriation of funds in the Operating Account. The parties agree that Landlord shall have no recourse against Tenant or any property of Tenant, other than the Operating Account maintained by Manager pursuant to the Management Agreement for payment of Rent or any other amounts due hereunder.

     "CASH FLOW" as used herein, means, for any period, all revenues and income of any kind, directly or indirectly derived from use or operation of the Facility and Gaming Operations (as defined in the Management Agreement), including, without limitation, pari-mutuel commissions, simulcast income, Gaming Operations wins, parking and admissions, merchandise sales, food, beverage, and entertainment income, rentals or other payments from lessees, sublessees and concessionaires and proceeds of the sale of any Gaming Equipment, as defined herein, LESS all costs and expenses with respect to the Facility and Gaming Operations, including, without limitation, the Initial Payment (as defined in the Management Agreement) and Tenant's Retained Amount, purses, pari-mutuel taxes and fees, audit and license fees, gaming taxes and fees, complimentary items, departmental operating expenses, selling, general and administrative expenses, expenditures for purchasing, leasing and maintaining Gaming Equipment (including, without limitation, contracts which may be in the name of Tenant as permitted under the Management Agreement), auditing expenses, greyhound adoption costs, property taxes but excluding depreciation, amortization, and Tenant's administrative expenses and charitable contributions. Cash Flow shall be determined on the accrual basis of accounting in accordance with generally accepted accounting principles.

     At the end of each fiscal year, the actual weekly Cash Flow of the Premises shall be reconciled with the weekly Cash Flow as calculated during such fiscal year by the certified public accountants then serving the Premises and, if necessary, an adjusting payment or refund shall be made.

     5. DELIVERY. Subject to Landlord's representations and warranties set forth herein, Landlord shall deliver the Premises to Tenant in an "AS IS" condition on the Commencement

Date. Tenant hereby acknowledges that it has inspected the Premises and that it accepts the same in its current condition.

     6. MAINTENANCE; ALTERATIONS.

        6.1 LANDLORD'S OBLIGATION. Landlord shall, at Landlord's expense, keep the Premises in good order, condition and repair. Tenant shall have no obligation to repair or maintain the Premises.

        6.2 DEFINITIONS. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean the Gaming Equipment. The term "ALTERATIONS" shall mean any modification of the Premises, other than Utility Installations or Trade Fixtures, whether by addition or deletion.

        6.3 ALTERATIONS. Tenant may not, without Landlord's prior written consent, make any Alterations or Utility Installations in, on, under or about the Premises, whether structural or nonstructural, or install or remove any Trade Fixtures, unless required by applicable law.

        6.4 OWNERSHIP. All Alterations and Utility Additions made to the Premises by Tenant shall be the property of and owned by Landlord and considered a part of the Gaming Facility.

        6.5 REMOVAL. Unless otherwise agreed to in writing, Tenant may remove any or all the Trade Fixtures upon the expiration or earlier termination of this Lease.

        6.6 SURRENDER. Tenant shall surrender the Premises on the date the Term of this Lease expires or any earlier termination date, in its condition as of such time.

     7. INSURANCE AND INDEMNITY.

        7.1 LIABILITY INSURANCE. At all times after the execution of this Lease, Landlord and Tenant will carry and maintain, at Landlord's expense, a commercial (comprehen sive) liability insurance policy naming Landlord and Tenant as named insureds, including (but not limited to) insurance against assumed or contractual liability under this Lease, with respect to liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall (i) have a deductible amount of $1,000,000 or less and (ii) be on an occurrence basis providing single limit coverage in amounts provided in the Management Agreement.

     7.2 PROPERTY INSURANCE. At all times after the execution of this Lease, Landlord and Tenant will carry and maintain, at Landlord's expense, all-risk property and casualty insurance naming Landlord and Tenant as named insureds, and Landlord and Tenant, together with the holders of any mortgages or deeds of trust on the Premises, as loss payees as said parties' interests may appear, including theft coverage, written at replacement cost value and with replacement cost endorsement, covering said interests in the Premises (including but not limited to all fixtures attached thereto), all of Landlord's or Tenant's personal property in the Premises (including without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of the Lease) and all leasehold improvements installed in the Premises. Such policy or policies of insurance shall (i) have a deductible amount of $1,000,000 or less and (ii) insure the interests of Landlord and Tenant in the Gaming Equipment against loss or damage by casualty in its full insurable value.

     7.3 Intentionally omitted.

     7.4 POLICY REQUIREMENTS. The Company or companies writing any insurance which Landlord and/or Tenant are required to carry and maintain or cause to be carried or maintained pursuant to this Section, as well as the form of such insurance, shall at all times be subject to approval of the Gaming Commission and any such company or companies shall be licensed to do business in the State of Iowa and maintain during the policy term a "General Policyholders Ratings" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide." Comprehensive commercial liability and all risks, property, and casualty insurance policies shall be primary and noncontributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days' advance notice to Tenant, at Tenant's notice address, as specified in Section 18.1 hereof. Each such policy, or a certificate thereof, shall be deposited with Tenant by Landlord promptly upon commencement of Landlord's obligation to procure the same. If Landlord shall fail to perform any of its obligations under this Section 7, Tenant may perform the same.

     7.5 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Tenant and Landlord (each, a "WAIVING PARTY") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under this Section 7. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     7.6 INDEMNITY. Landlord shall indemnify Tenant and Tenant's employees, agents, successors and assigns and hold each of them harmless from and against any and all liability, claims, damages, or causes of action of any nature, including court costs and reasonable attorney's fees, arising out of the negligent act or omission of Landlord, or of any person or entity for whose acts Landlord is responsible, or arising out of any Default (as hereinafter defined) by Landlord.

     8. DAMAGE OR DESTRUCTION.

        8.1 DAMAGE OR DESTRUCTION. In the event of partial damage or destruction of the Premises not exceeding fifty percent (50%) of the full insurable value of the Premises, and if the damage or destruction thereto is such that the Premises may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount shall be paid by Landlord), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. In the event of any damage to or destruction of the Premises, other than as provided in the foregoing sentence, Landlord may elect, in its sole and absolute discretion (a) to repair, reconstruct and restore the Premises, in which case this Lease shall continue in full force and effect or (b) not to repair, reconstruct and restore the Premises, in which case this Lease shall terminate upon notice thereof to Tenant. Landlord hereby acknowledges that in the event there is any damage or destruction to the Premises, Tenant shall have no obligation to repair or restore the same, nor shall Tenant have any liability under this Lease for any damage thereto from any cause.

       8.2 TERMINATION--ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Section 8, an equitable adjustment shall be made concerning any advance rent paid by Tenant to Landlord.

       8.3 WAIVE STATUTES. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

     9. REAL AND PERSONAL PROPERTY TAXES. Landlord shall pay, prior to delinquency, all real property taxes and assessments ("REAL PROPERTY TAXES") applicable to the Premises during the Term of this Lease. During the Term, Landlord shall also pay, prior to delinquency, any personal property taxes on any part of the Premises which is subject to such taxes.

     10. UTILITIES. Landlord shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Tenant shall not be liable for any utility charges.

     11. ASSIGNMENT AND SUBLETTING.

       11.1 CONSENT REQUIRED. Tenant may not, without Landlord's prior written consent, assign, sublease, transfer, hypothecate, encumber, pledge, or otherwise convey (collectively, "TRANSFER") this Lease, the Premises or Tenant's rights hereunder.

       11.2 NO RELEASE. A Transfer, whether or not permitted by Landlord, shall not release Tenant of any obligations hereunder, or for the performance of any other obligations to be performed by Tenant under this Lease, subject to the other terms and conditions of this Lease.

     12. DEFAULT; BREACH; REMEDIES.

       12.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by Tenant or Landlord to keep, observe or perform any covenant, agreement, term or provision of this Lease or the Purchase Agreement, including, without limitation, the failure by Tenant to maintain, in good standing pursuant to applicable laws, rules, regulations, ordinances and/or orders, the racing and gaming licenses necessary to operate the Gaming Facility as a dog racing track and casino (collectively, the "GAMING LICENSES") or the failure by Tenant or Manager to keep, observe or perform their respective obligations under the Management Agreement. A "BREACH" is defined as the occurrence of a Default and the failure by Tenant, Landlord or Manager, as the case may be, to cure such Default prior to the expiration of the applicable grace period, if any.

       12.2 BREACH BY TENANT OR LANDLORD.

          12.2.1 BREACH BY TENANT. A Default by Tenant as to the covenants, agreements, terms, or provisions of this Lease, the Management Agreement or the Purchase Agreement to be observed, complied with or performed by Tenant where such Default continues for a period of thirty (30) days after Tenant's receipt of written notice thereof by or on behalf of the Landlord shall constitute a Breach of this Lease, the Management Agreement and the Purchase Agreement; PROVIDED, HOWEVER, if the nature of the Default is reasonably susceptible of cure but more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in Breach of this Lease, the Management Agreement and the Purchase Agreement if Tenant promptly commences such cure within such thirty (30) day period, and thereafter diligently pursues the cure thereof; PROVIDED FURTHER, HOWEVER, if the nature of the Default is such that it cannot be cured or ceases to be reasonably susceptible of cure, then Tenant shall immediately be in breach of this Lease, the Management Agreement and the Purchase Agreement. Notwithstanding the foregoing, a failure by Tenant to maintain the Gaming Licenses in good standing pursuant to applicable law, and the continuance of such failure for more than five (5) days, shall constitute a Breach of this Lease, the Management Agreement, and the Purchase Agreement, unless such failure is due solely to the act or neglect of Landlord or Manager or due to the Breach of this Lease or the Management Agreement by Landlord or Manager.

          12.2.2 BREACH BY LANDLORD. A Default by Landlord as to the material covenants, agreements, terms, or provisions of this Lease or the Purchase Agreement to be observed, complied with or performed by Landlord, or a Default by Manager as to the material covenants, agreements, terms or provisions of the Manager Agreement to be observed, complied with or performed by Manager where such Default continues for a period of thirty (30) days after Landlord's receipt of written notice thereof by or on behalf of the Tenant shall constitute a Breach of this Lease, the Management Agreement and the Purchase Agreement; PROVIDED, HOWEVER, if the nature of the Default is reasonably susceptible of cure but more than thirty (30) days are reasonably required for its cure, then Landlord or Manager, as applicable, shall not be deemed to be in Breach of this Lease, the Management Agreement and the Purchase Agreement if Landlord promptly commences such cure within such thirty (30) day period, and thereafter diligently pursues the cure thereof; PROVIDED FURTHER, HOWEVER, if the nature of the Default is such that it cannot be cured or ceases to be reasonably susceptible of cure, then Landlord or Manager, as applicable, shall immediately be in breach of this Lease, the Management Agreement and the Purchase Agreement.

          12.3 LIMITATION OF LIABILITY - Tenant. Neither Tenant nor its members, affiliates, and successors or assigns shall have any personal liability, responsibility or obligation for the performance of any obligation of Tenant hereunder and Landlord agrees that in no event shall any monetary judgments for such Breach or Default be sought or secured against any of the foregoing; PROVIDED, HOWEVER, this limitation of liability shall not apply to damages suffered by Landlord or Manager caused by Tenant's failure to keep and maintain the covenants contained in Section 14 hereof.

          12.4 LIMITATION OF LIABILITY - LANDLORD. Landlord's parents, affiliates, shareholders, successors or assigns shall have no personal liability, responsibility or obligation for the performance of any obligation of Landlord hereunder and Tenant agrees that in no event shall any monetary judgments for such Breach or Default be sought or secured against any of the foregoing.

     13. CONDEMNATION.

          13.1 TERMINATION OF LEASE. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively, "CONDEMNATION"), Landlord may, at Landlord's sole and absolute discretion, terminate this Lease as of the date the condemning authority takes such possession.

          13.2 AWARD. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall, after payment of all obligations secured by the Premises and obligations owed to Tenant and any manager of the Premises, be the sole property of Landlord, including, but not limited to, any compensation for the value of the fee interest, or any other interest of Landlord.

     14. COVENANTS. Tenant hereby covenants that:

          14.1 During the Term of this Lease, Tenant (i) shall continue to qualify as a nonprofit corporation organized under the laws of Iowa to promote the purposes enumerated in section 99B.7, subsection 3, paragraph "b" of the Iowa Code (the "IOWA CODE PROVISION") and (ii) shall use its best efforts to promote the purposes enumerated in the Iowa Code Provision.

          14.2 During the Term of this Lease, Tenant shall use its best efforts to maintain the good standing status of the Gaming Licenses, including, without limitation, making timely filings and promptly paying any and all fees required for the continued use of the Gaming Licenses.

          14.3 Tenant shall not directly or indirectly sell, contribute, assign or create any right, title or interest whatsoever in or to the Premises, the Gaming Licenses, or the Gaming Equipment, or create or permit to exist thereon any lien, charge or encumbrance, or enter into any agreement to do any of the foregoing, without the prior written consent of Landlord (which consent may be granted or withheld in Landlord's sole and absolute discretion).

     15. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease or in the relationship between Landlord and Tenant shall be deemed to constitute a partnership, joint venture or any other relationship between them, except that of landlord and tenant.

     16. SEVERABILITY. If any provision of this Lease or the application of any provision of this Lease is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law and otherwise consistent with the intent hereof.

     17. NO PRIOR OR OTHER AGREEMENTS. This Lease, together with the Management Agreement, the Confidentiality and Non-Disclosure Agreement, dated as of May 4, 1998, and the Purchase Agreement, contains all agreements between the Parties with respect to any matter mentioned herein and under no other prior or contemporaneous agreement or understanding shall be effective. This Lease supersedes all of the other prior or contemporaneous agreements of the Parties with respect to the subject matter hereof.

     18. NOTICES.

         18.1 PLACE. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Section. The addresses noted below shall be that Party's address for delivery or mailing of notice purposes. Tenant shall only be obligated to deliver any notices intended for Landlord to the one address noted below. Either Party may by written notice to the other specify a different address for notice purposes.

To Landlord:             HBR Realty Company, Inc.
                         c/o Harveys Casino Resorts
                         Highway 50 & Stateline Avenue
                         Lake Tahoe, Nevada  89449
                         Attention: Mr. Charles W. Scharer
                         Telephone: (775) 586-6756
                         Telecopy:  (775) 586-6852

With A Copy To:          Scarpello & Alling, Ltd.
                         Kingsbury Square
                         276 Kingsbury Grade, Suite 2000
                         Stateline, Nevada  89449
                         Attention: Ronald D. Alling, Esq.
                         Telephone: (775) 588-6676
                         Telecopy:  (775) 588-4970

and to:                  Skadden, Arps, Slate, Meagher & Flom LLP
                         300 South Grand Avenue, Suite 3400
                         Los Angeles, California  90071
                         Attention: Allan G. Mutchnik, Esq.
                         Telephone: (213) 687-5391
                         Telecopy:  (213) 687-5600

To Tenant:               Iowa West Racing Association, Nonprofit Corporation
                         500 West Broadway, Suite 100
                         Council Bluffs, Iowa  51503
                         Attention: Mr. Tony Payne
                         Telephone: (712) 325-3133, ext. 11
                         Telecopy:  (712) 322-2267

With A Copy To:          Peters Law Firm
                         233 Pearl Street
                         Council Bluffs, Iowa  51502
                         Attention: James Campbell, Esq.
                         Telephone: (712) 328-3157
                         Telecopy:  (712) 328-9092

          18.2 DEEMED RECEIPT. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is thereafter also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

     19. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by and interpreted in accordance with the laws of the State of Iowa. The parties to this Lease have been involved in the drafting of this Lease. This Lease shall not be construed for or against any particular Party, but shall be interpreted to effectuate the intent of the Parties based upon the language of this Lease. This Lease shall constitute a covenant running with the Land.

     20. ARBITRATION OF DISPUTES. Any dispute, controversy or claim arising out of or relating to this Lease, or the breach, termination or validity hereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, as modified herein (the "RULES"). The place of arbitration shall be Omaha, Nebraska. There shall be three arbitrators, of whom Landlord shall appoint one and Tenant shall appoint one within thirty (30) days of the receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall select the chair of the arbitral tribunal within thirty
(30) days of the appointment of the second arbitrator. If such arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the American Arbitration Association ("AAA") in accordance with the Rules. Any arbitrator appointed by the AAA shall be an experienced arbitrator who is either a retired judge or a practicing attorney with no less than fifteen years of experience with large commercial cases. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Iowa Arbitration Act, Chapter 679A of the Iowa Code (1999). By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. Any decision or award rendered hereunder shall be final and binding on the parties and judgment upon such decision or award may be entered in any court having jurisdiction thereof.

     21. ATTORNEY'S FEES. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees and disbursements.

     22. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at any time, for any purpose and without advance notice to Tenant.

     23. SIGNS. Landlord, at its sole and absolute discretion, may install any and all signs in or on the Premises. Tenant may not install any signs in or on the Premises without the prior written consent of Landlord.

     24. QUIET POSSESSION. Upon payment by Tenant of the Rent for the Premises and observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

     25. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

     26. COUNTERPARTS. This Lease may be executed in counterparts at different times and places, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     27. AMENDMENTS. This Lease may not be changed, modified, renewed, extended, canceled or discharged, or any covenant or provision waived, except by an agreement in writing, signed by the Party against whom enforcement of the change, modification, renewal, extension, discharge or waiver is sought.

     28. MEMORANDUM OF LEASE. Simultaneously with the execution of this Lease, Landlord and Tenant shall execute a memorandum of lease (the "MEMORANDUM"), in the form attached hereto as EXHIBIT "C", to be recorded in the official records of Pottawattamie County, Iowa. Landlord shall pay the cost of said recordation.

     29. ESTOPPEL CERTIFICATES. Tenant shall within twenty (20) days of written request from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as EXHIBIT "D" with all blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to this Lease or the Premises, as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Land or the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

     30. CHANGE IN GAMING FACILITY. In the event Landlord elects to add onto, demolish or otherwise modify in any way the Gaming Facility, the Gaming Facility as so modified shall be subject to this Lease. Tenant and Landlord agree to perform, execute, and/or deliver or cause to be performed, executed, or delivered at Landlord's sole expense, any and all such further acts, instruments, deeds and assurances as may be reasonably required to evidence such modification, including, without limitation, an amendment to this Lease and the Memorandum. Tenant and Landlord hereby further agree that such modification shall not require a change in the formula used to calculate Rent and no additional consideration shall be required for such modification.

     31. TERMINATION AS A RESULT OF A CHANGE IN LAW. In the event during the Term of this Lease, applicable laws, rules, regulations, ordinances and/or orders with respect to dog racing, pari-mutuel gaming, or the operation of the Gaming Facility (i) change to allow a transfer of the Gaming Licenses to Landlord (or an affiliate of Landlord), then Tenant shall, within ten (10) days of a written request from Landlord, and subject to any necessary prior approval of the appropriate State of Iowa licensing authorities, transfer the Gaming Licenses to Landlord or its designee, or (ii) prohibit all gaming or pari-mutuel activities on the Premises, then this Lease shall terminate and be of no further force or effect from the date of such transfer. In the event this Lease terminates for this, or any other reason, the Management Agreement shall also terminate.


                            [SIGNATURE PAGE FOLLOWS.]

     Landlord and Tenant have executed this Lease as of the date first written above.

                                      "LANDLORD":

                                      HBR REALTY COMPANY, INC.,
                                      a Nevada corporation


                                      By:
                                           /s/ Charles W. Scharer
                                          ----------------------------
                                          Name:
                                          Title:


                                      "TENANT":

                                      IOWA WEST RACING ASSOCIATION,
                                      NONPROFIT CORPORATION,
                                      an Iowa nonprofit corporation


                                      By:
                                          /s/ Charles L. Smith
                                         -----------------------------
                                         Name:  Charles L. Smith
                                         Title:  President


                                      By:
                                          /s/ Joseph D. Lehan
                                         -----------------------------
                                         Name:  Joseph D. Lehan
                                         Title:  Secretary

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


A tract of land located in the W 1/2 SE 1/4 of Section 3, Township 74, Range 44 more particu larly described as follows: Commencing at the center of said
Section 3, Township 74, Range 44; thence South 00o 39'35" West, (assumed bearing) along the West line of the Southeast Quarter of said Section 3, Township 74, Range 44, a distance of 330 feet to the point of beginning; thence South 88o 23'26" East along a line 330 feet South of and parallel to the North line of said Southeast Quarter Section 3, a distance of 200 feet; thence North 00o 39'35" East along a line 200 feet East of and parallel to the West line of said Southeast Quarter Section 3, a distance of 290 feet; thence South 88o 23'26" East along a line 40 feet South of and parallel to the North line of said Southeast Quarter Section 3, a distance of 1117.97 feet; thence South 00o 39'48" West, a distance of 2435.39 feet to a point that is 165 feet North of and 1317.73 feet East of the South Quarter corner of said Section 3, Township 74, Range 44; thence North 88o 40'24" West along a line 165 feet North of and parallel to the South line of said Southeast Quarter Section 3, a distance of 1317.73 feet to the West line of said Southeast Quarter Section 3; thence North 00o 39'35" East along said West line of the Southeast Quarter Section 3, a distance 2151.89 feet to the point of beginning.

                                   EXHIBIT "B"

                                GAMING EQUIPMENT

                                   EXHIBIT "C"

                           FORM OF MEMORANDUM OF LEASE








PREPARER
INFORMATION  Allan G. Mutchnik, c/o Skadden Arps, et. al., 300 South Grand Avenue, Los Angeles, California  90071  (213) 687-5000
           ----------------------------------------------------------------------------------------------------------------------

                      Individual Name         Street Address            City              State          Zip Code

---------------------------------------------------------------------------------------------------------------------------------
                       SPACE ABOVE THIS LINE FOR RECORDER

                               MEMORANDUM OF LEASE

              THIS MEMORANDUM OF LEASE (this "MEMORANDUM") is made and entered into as of ________________, 1999, by and between HBR REALTY COMPANY, INC., a Nevada corporation ("LANDLORD"), and IOWA WEST RACING ASSOCIATION, NONPROFIT CORPORATION, an Iowa nonprofit corporation ("TENANT").

              WHEREAS, Landlord and Tenant have entered into that certain Lease (as modified, supplemented, and assigned, the "LEASE"), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord that certain property located in the City of Council Bluffs, Iowa, County of Pottawattamie, State of Iowa, more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "PROPERTY").

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

              The initial term (the "INITIAL TERM") of the Lease is for twenty-five (25) years, commencing on ______________, 1999 and expiring on the twenty-fifth (25th) anniversary date thereof, unless sooner terminated pursuant to the terms of the Lease. The Lease shall automatically renew for successive twenty-five (25) year terms, unless and until Landlord gives Tenant thirty (30) days prior written notice of its intent to terminate the Lease.

              The parties hereby acknowledge and agree that this Memorandum is being executed solely for the purpose of giving notice to the public of the existence of the Lease, the terms and conditions of which are expressly incorporated herein by reference for all purposes as though fully set forth herein. Should there be any inconsistency between the terms of this Memorandum and the terms of the Lease, the terms of the Lease shall prevail.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum as of the day and year first above written.

                                    LANDLORD:

                                    HBR REALTY COMPANY, INC.,
                                    a Nevada corporation


                                    By:      ________________________________
                                             Name:
                                             Its:


                                    TENANT:

                                    IOWA WEST RACING ASSOCIATION,
                                    NONPROFIT CORPORATION,
                                    an Iowa corporation


                                    By:      __________________________
                                             Name:  Charles L. Smith
                                             Title:  President


                                    By:      __________________________
                                             Name:  Joseph D. Lehan
                                             Title:  Secretary

STATE OF __________________ )
                            )  ss:
COUNTY OF ________________  )

On this ____ day of _____________, ________, before me, the undersigned, a Notary Public in and for said State, personally appeared Charles L. Smith to me personally known, who being by me duly sworn, did say that he is the president of Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation, that no seal has been procured by the said corpora tion; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said president as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.


                                            By:
                                               ----------------------------
                                                    Notary Public





STATE OF __________________ )
                            )  ss:
COUNTY OF ________________  )

On this ____ day of _____________, ________, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph D. Lehan to me personally known, who being by me duly sworn, did say that he is the secretary of Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation, that no seal has been procured by the said corpora tion; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said secretary as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.


                                            By:
                                               -----------------------------
                                                     Notary Public

STATE OF __________________ )
                            )  ss:
COUNTY OF ________________  )

On this ____ day of _____________, ________, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________ to me personally known, who being by me duly sworn, did say that he is the______________________ of HBR Realty Company, Inc., a Nevada corporation, that no seal has been procured by the said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said_______________________ as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.


                                            By:
                                               ---------------------------
                                                    Notary Public

                       EXHIBIT "A" TO MEMORANDUM OF LEASE

                                LEGAL DESCRIPTION

A tract of land located in the W 1/2 SE 1/4 of Section 3, Township 74, Range 44 more particU larly described as follows: Commencing at the center of said
Section 3, Township 74, Range 44; thence South 00 DEG.39'35" West, (assumed bearing) along the West line of the Southeast Quarter of said Section 3, Township 74, Range 44, a distance of 330 feet to the point of beginning; thence South 88 DEG.23'26" East along a line 330 feet South of and parallel to the North line of said Southeast Quarter Section 3, a distance of 200 feet; thence North 00 DEG.39'35" East along a line 200 feet East of and parallel to the West line of said Southeast Quarter Section 3, a distance of 290 feet; thence South 88 DEG.23'26" East along a line 40 feet South of and parallel to the North line of said Southeast Quarter Section 3, a distance of 1117.97 feet; thence South 00 DEG.39'48" West, a distance of 2435.39 feet to a point that is 165 feet North of and 1317.73 feet East of the South Quarter corner of said Section 3, Township 74, Range 44; thence North 88 DEG.40'24" West along a line 165 feet North of and parallel to the South line of said Southeast Quarter Section 3, a distance of 1317.73 feet to the West line of said Southeast Quarter Section 3; thence North 00 DEG.39'35" East along said West line of the Southeast Quarter Section 3, a distance 2151.89 feet to the point of beginning.

                                   EXHIBIT "D"

                          FORM OF ESTOPPEL CERTIFICATE

                              ESTOPPEL CERTIFICATE

         THIS TENANT ESTOPPEL CERTIFICATE ("CERTIFICATE"), dated as of ______________, is executed by IOWA WEST RACING ASSOCIATION, NONPROFIT CORPORATION, an Iowa nonprofit corporation ("TENANT"), in favor of HBR REALTY COMPANY, INC., a Nevada corporation together with its nominees, designees and assigns (collectively, "LANDLORD"), and ____________________
("PURCHASER"/"LENDER").

                                    RECITALS

         A. Tenant and Landlord entered into that certain Lease, dated as of _______________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "LEASE"), for that certain real property more particularly described on EXHIBIT "A" attached hereto and incorporated herein (the "PROPERTY").

         B. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         NOW, THEREFORE, Tenant certifies, warrants, and represents to Landlord and Purchaser/Lender as follows:

         SECTION 1.  LEASE.

         Attached hereto as EXHIBIT "B" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
___________________________________________________________________________.

         SECTION 2.  PROPERTY.

         Pursuant to the Lease, Tenant leases the Property, consisting of among other things, a dog racing track and casino, commonly known as "Bluffs Run Casino."

         SECTION 3.  FULL FORCE OF LEASE.

         The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

         SECTION 4.  COMPLETE AGREEMENT.

         The Lease constitutes the complete agreement between Landlord and Tenant for the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

         SECTION 5.  ACCEPTANCE OF PROPERTY.

         Tenant has accepted possession and is currently occupying the Property.

         SECTION 6.  LEASE TERM.

         The initial term of the Lease commenced on ________________and ends on _________, subject to successive automatic twenty-five (25) year renewals unless Landlord terminates the Lease with thirty days prior written notice and as further provided in the Lease attached hereto.

         SECTION 7.  PURCHASE RIGHTS.

         Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Property, except as follows: NONE.

         SECTION 8.  RIGHTS OF TENANT.

         Except as expressly stated in this Certificate or in the Lease, Tenant:

         (a)  has no right to renew or extend the term of the Lease;

         (b) has no option or other right to purchase all or any part of the Property;

         (c) has no right, title, or interest in the Property, other than as Tenant under the Lease.

         SECTION 9.  RENT.

         (a) The obligation to pay rent under the Lease commenced on ______________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

         (b) Tenant is currently paying rent equal to twenty percent (20%) of the Cash Flow (as defined in the Lease) from the Property. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except for Tenant's Retained Amount (as defined in the Lease).

         (c) To the best of Tenant's knowledge, there are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Property, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows:

_______________________________________________________________________________

_______________________________________________________________________________
(If none, please state "None.")

         SECTION 10.  SECURITY DEPOSIT.

         There is no security deposit currently being held by Landlord.

         SECTION 11.  PREPAID RENT.

         The amount of prepaid rent, separate from the security deposit, is Zero Dollars ($0.00). Rent has been paid through _____________, _______.

         SECTION 12.  INSURANCE.

         Tenant is not required to maintain any insurance on the Property or its contents.

         SECTION 13.  PENDING ACTIONS.

         There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

         SECTION 14.  TENANT IMPROVEMENTS.

         As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counter claims, or defenses against Landlord, except as follows:__________________________________

_______________________________________________________________________________

____________________.  (If none, please state "None.")

         SECTION 15.  ASSIGNMENTS BY TENANT.

         Tenant has not sublet or assigned the Property or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Pre mises. The address for notices to be sent to Tenant is as set forth in the Lease.

         SECTION 16.  NOTIFICATION BY TENANT.

         From the date of this Certificate and continuing until ___________________, Tenant agrees to immediately notify Landlord and Purchaser/Lender in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

         If to Purchaser/Lender:            ________________________

                                            ________________________

                                            Attention:  _______________________

         With A Copy To:                    ________________________

                                            ________________________

                                            Attention:  _______________________

         Tenant makes this Certificate with the knowledge that it will be relied upon by Pur chaser/Lender in agreeing to purchase the Property.

         Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                                    TENANT:

                                    IOWA WEST RACING ASSOCIATION,
                                    NONPROFIT CORPORATION,
                                    an Iowa nonprofit corporation


                                    By:     __________________________
                                            Name:  Charles L. Smith
                                            Title:  President


                                    By:     __________________________
                                            Name:  Joseph D. Lehan
                                            Title:  Secretary